EXHIBIT 10(i)

                            2002 STOCK INCENTIVE PLAN

                      Non-Statutory Stock Option Agreement

        THIS AGREEMENT is made as of the ____ day of _________ 2005 between TEKTRONIX, INC., an Oregon corporation (the "Company"), and __________________ ("Optionee").

        Pursuant to the Company's 2002 Stock Incentive Plan the Company has approved granting to the Optionee an option to purchase Common Shares of the Company in the amount hereinafter indicated. In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

        1. The Company hereby grants to the Optionee on the terms and conditions herein the right and option (the "Option") to purchase all or any part of an aggregate of_______ of the Company's authorized but unissued or reacquired Common Shares, without par value, at a purchase price of $ ______ per share. The Option is a Non-Statutory Stock Option and is not intended to be an Incentive Stock Option, as defined in Section 422 of the Internal Revenue Code, as amended (the "Code").

        2. The terms and conditions set forth in Exhibit A are hereby incorporated into and made a part of this Agreement.

        3. The obligations of the Company under this Agreement are subject to the approval of such authorities or agencies, if any, as may have jurisdiction in the matter. The Company will use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with issuance or sale of any shares purchased upon exercise of the Option.

        4. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or to interfere in any way with the right of the Company or any subsidiary by whom the Optionee is employed to terminate the Optionee's employment at will at any time, for any reason, with or without cause.

        5. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company but except as provided herein the Option may not be assigned or otherwise disposed of by the Optionee.

                IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the day and year first herein above written.

OPTIONEE                                    TEKTRONIX, INC.

                                            By
--------------------------------              -----------------------------
Signature

Address
        ------------------------

        ------------------------

Employee ID
            --------------------

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                            2002 STOCK INCENTIVE PLAN

                                    EXHIBIT A
                                       to
                      Non-Statutory Stock Option Agreement

        1. Option Expiration Date. Subject to reductions in the Option period as hereinafter provided in the event of termination of employment or death of the Optionee, the Option shall continue in effect for a period of ten years from the Option Grant Date.

        2. Vesting (when you can exercise your options). Except as provided in paragraph 5 of this Exhibit A, the Option may be exercised from time to time in the following amounts:

                                                      Percentage of Shares
                                                      Subject to Option
                                                      --------------------
     Prior to 12 months after Option Grant Date                0%
     12 months after Option Grant Date                        25%
     24 months after Option Grant Date                        50%
     36 months after Option Grant Date                        75%
     48 months after Option Grant Date                       100%

Notwithstanding the foregoing limitation, if a Special Acceleration, as defined in paragraph 8(a) of this Exhibit A, occurs, the Special Acceleration shall have the effect on the Option that is provided in paragraph 8(b) of this Exhibit A.

        3. Limitations on Right to Exercise. Except as provided in paragraph 5 of this Exhibit A, the Option may not be exercised unless at the time of such exercise the Optionee is employed by the Company and has been so employed continuously since the Option Grant Date. For purposes of this Exhibit A, a person is considered to be employed by the Company if the person is employed by any entity (the "Employer") that is either the Company or a parent or subsidiary of the Company.

        4. Nonassignability. The Option may not be assigned or transferred by the Optionee except by will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death, and during the lifetime of the Optionee the Option may be exercised only by the Optionee.

        5.      Termination of Employment.

                (a) General Rule. If the Optionee's employment by the Company terminates for any reason other than because of physical disability as provided in paragraph 5(c), or death as provided in paragraph 5 (d), or when the Optionee is eligible for retirement as provided in paragraph 5(b), the Option may be exercised at any time before the expiration date of the Option or the expiration of three months after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of termination.

                (b) Termination When Eligible for Retirement. In the event of the termination of the Optionee's employment when the Optionee is eligible for retirement (other than because of death as provided in paragraph 5(d) or because of physical disability as provided in paragraph 5(c)), the Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shortest period, but only if and to the extent the Optionee was entitled to exercise the Option on the date of termination. For purposes of this Stock Option Agreement, the Optionee is eligible for retirement if the Optionee is at least 55 years of age and vested under the Tektronix Cash Balance Plan. The Company may, in its sole discretion, cancel the Option at any time prior to the exercise thereof unless the following conditions are met:

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                        (i) The Optionee shall not render services for any
organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company, is or becomes competitive with the Company, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Company. The Optionee shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Optionee or a greater than 10 percent equity interest in the organization or business.

                        (ii) The Optionee shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as defined in the Company's employee confidentiality agreement, relating to the business of the Company, acquired by the Optionee either during or after employment with the Company.

                        (iii) The Optionee, pursuant to the Company's employee confidentiality agreement, shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Optionee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary as requested by the Company to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

                (c) Termination Because of Disability. If the Optionee's employment by the Company terminates because of physical disability preventing the Optionee from performing regular duties, all or any part of the Option may be exercised by the Optionee (without regard to the vesting schedule specified in paragraph 2 of this Exhibit A) at any time before the expiration date of the Option or before the date one year after the date of termination, whichever is the shorter period.

                (d) Termination Because of Death. If the Optionee dies while employed by the Company, all or any part of the Option may be exercised (without regard to the vesting schedule specified in paragraph 2 of this Exhibit A) at any time before the expiration date of the Option or before the date one year after the date of death, whichever is the shorter period, but only by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                (e) Failure to Exercise Option. To the extent that the Option is not exercised within the applicable period above provided, all further rights to purchase shares pursuant to the Option shall cease and terminate.

                (f) Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Vesting of the Option shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of the Option shall be suspended during any other unpaid leave of absence.

        6. Exercise of Option. The Option may be exercised only upon receipt by the Company of written notice from the Optionee of the Optionee's binding commitment to purchase shares, specifying the number of shares the Optionee desires to purchase under the Option and the date on which the Optionee agrees to complete the transaction and, if required in order to comply with the Securities Act of 1933, containing a representation that it is the Optionee's intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase of the shares, the Optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Company, in Common Shares of the Company valued at fair market value. Any Common Shares provided in payment of the purchase price must have been previously acquired and held by the Optionee for at least six months. The fair market value of Common Shares provided in payment of the purchase price shall be the closing price of the Common Shares last reported before the time payment in Common Shares is made or, if earlier, committed to be made, if the Company's Common Shares is publicly traded, or another value of the Common Shares as specified by the Board of Directors.

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No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. Upon notification of the amount due (if any), the Optionee shall pay to the Company in cash amounts necessary to satisfy applicable federal, state and local withholding tax requirements. Notwithstanding the foregoing, residents of the People's Republic of China shall, concurrent with exercise, elect to sell the exercised shares at the current fair market value of the shares pursuant to the Company's same-day sale procedures.

        7.      Changes in Capital Structure.

                (a) If the outstanding Common Shares are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable, so that the Optionee's proportionate interest before and after the occurrence of the event is maintained. Any such adjustments made by the Board of Directors shall be conclusive.

                (b) Subject to the requirements of paragraph 8(a) of this Exhibit A, in the event of a merger, consolidation, plan of exchange, acquisition of property, or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a "Transaction"), the Company shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating the Option:

                        (i) The Option shall remain in effect in accordance with its terms.

                        (ii) The Option shall be converted into an option to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted option shall be determined by the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Company, the converted option shall be vested only to the extent that the vesting requirements relating to the Option have been satisfied.

                        (iii) The Company shall provide a period of 30 days or less before the completion of the Transaction during which the Option may be exercised to the extent then exercisable, and upon the expiration of that period, any unexercised portion of the Option shall immediately terminate.

                (c) In the event of the dissolution of the Company, the Option shall be treated in accordance with paragraph 7(b)(iii) above.

        8.      Special Acceleration in Certain Events.

                (a) Special Acceleration. Notwithstanding any other provisions of this Exhibit A, a special acceleration ("Special Acceleration") of the Option shall occur with the effect set forth in paragraph 8(b) of this Exhibit A at any time when any one of the following events has taken place:

                        (i) The shareholders of the Company approve one of the following ("Approved Transactions") and either (x) the Approved Transaction is consummated or (y) the Company determines that consummation of the Approved Transaction is likely and establishes an option exercise period in connection with the consummation of the Approved Transaction:

                                (1) Any consolidation, merger or plan of
exchange involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which Common Shares of the Company would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of Common Shares immediately prior to the

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Merger have the same proportionate ownership of Common Shares of the surviving corporation after the Merger; or

                                (2) Any sale, lease, exchange, or other
transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company; or

                        (ii) A tender or exchange offer, other than one made by the Company, is made for Common Shares (or securities convertible into Common Shares) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of at least 20 percent of the outstanding Common Shares; or

                        (iii) During any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

The terms used in this paragraph 8 and not defined elsewhere in this Exhibit A shall have the same meanings as such terms have in the Exchange Act and the rules and regulations adopted thereunder.

                (b) Effect on the Option. Upon a Special Acceleration pursuant to paragraph 8(a), the Option shall immediately become exercisable in full for the remainder of its term or until earlier terminated pursuant to paragraph 7 of this Exhibit A.

        9. No Solicitation. Employee agrees that for 18 months after Employee's employment with the Company terminates for any reason, with or without cause, whether by the Company or Employee, Employee shall not recruit, attempt to hire, solicit, or assist others in recruiting or hiring, any person who is an employee of the Company, or any of its subsidiaries, in each case as of the date of employment termination, or induce or attempt to induce any such employee to terminate his or her employment with the Company or any of its subsidiaries. In addition to other remedies that may be available to the Company, Employee shall repay to the Company all benefits received under this Agreement if Employee violates this Section 9.